Exhibit 5.1

June 14, 2019

Hi-Crush Inc.

1330 Post Oak Blvd., Suite 600

Houston, Texas 77056

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Hi-Crush Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the preparation of the Registration Statement on Form S-3, to which this opinion is an exhibit, originally filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (such Registration Statement, as amended at the effective date thereof, being referred to herein as the “Registration Statement”) in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale (i) by the Company from time to time, pursuant to Rule 415 under the Securities Act, of up to $1,000,000,000 of (A) shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) and (B) shares of preferred stock, par value $0.01 per share, of the Company, in one or more series (“Preferred Stock” and, together with Common Stock, the “Securities”); and (ii) by one or more of the selling stockholders named in the Registration Statement, a supplement to the Prospectus (as defined below), a post-effective amendment thereto or a document incorporated by reference therein (the “Selling Stockholders”), of up to 12,128,492 shares of Common Stock (the “Resale Common Stock”).

We have also participated in the preparation of a Prospectus relating to the Securities and the Resale Common Stock (the “Prospectus”), which is contained in the Registration Statement to which this opinion is an exhibit.

In connection with the opinion expressed herein, we have examined, among other things, (i) the Certificate of Incorporation and Bylaws of the Company, (ii) the Registration Rights Agreements by and among the Company and certain of the Selling Stockholders, (iii) the Registration Statement, (iv) the Prospectus and (v) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we have relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each person signing the documents that we reviewed has the legal capacity and authority to do

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Hong Kong Houston London New York Richmond Riyadh San Francisco Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel 713.758.2222 Fax 713.758.2346 www.velaw.com

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so; (v) the Registration Statement and any subsequent amendments (including post-effective amendments), will have become effective and comply with all applicable laws; (vi) all Securities will be issued and/or sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and any applicable prospectus supplement to the Prospectus; (vii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (viii) any securities issuable upon conversion, exchange or exercise of any Preferred Stock being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (ix) the Resale Common Stock will be sold in the manner set forth in the Registration Statement and the Prospectus.

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

(i)    With respect to shares of Common Stock, when both (A) the board of directors or a committee thereof (in either case, the “Board”) of the Company has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Common Stock shall have been properly issued) either (x) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board or such officers upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (y) upon conversion, exchange or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be legally issued, fully paid and nonassessable.

(ii)    With respect to shares of any series of Preferred Stock, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a statement with respect to the series with the Secretary of State of the State of Delaware and (B) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Preferred Stock shall have been properly issued) either (x) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein; or (y) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing such Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the shares of the series of Preferred Stock will be validly issued, fully paid and non-assessable.

(iii)    The shares of Resale Common Stock proposed to be sold by the Selling Stockholders have been duly authorized and validly issued and are fully paid and nonassessable.

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The foregoing opinion is limited in all respects to the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction, domestic or foreign.

We express no opinions concerning the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

We express no opinion as to any matters other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom. The opinions expressed herein are given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

We hereby consent to the statements with respect to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.